UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

STELLENT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STELLENT, INC.

7777 Golden Triangle Drive
Eden Prairie, Minnesota 55344
(952) 903-2000

July 7, 2004

Dear Shareholder:

      You are cordially invited to attend the Annual Meeting of Shareholders of Stellent, Inc. to be held at the Marriott Southwest Hotel, 5801 Opus Parkway, Minnetonka, Minnesota 55343, commencing at 3:30 p.m., Central Daylight Time, on Wednesday, August 11, 2004.

      The Secretary’s Notice of Annual Meeting and the Proxy Statement that follow describe the matters to come before the meeting. During the meeting, we will also review the activities of the past year and items of general interest regarding the Company.

      We hope that you will be able to attend the meeting in person and we look forward to seeing you. Please mark, date and sign the enclosed proxy and return it in the accompanying envelope, or vote the enclosed proxy by telephone or through the Internet in accordance with the voting instructions set forth on the enclosed proxy card, as quickly as possible, even if you plan to attend the meeting. If you later desire to revoke the proxy, you may do so at any time before it is exercised.

Sincerely,

Robert F. Olson
Chairman of the Board,
Chief Executive Officer and President

TABLE OF CONTENTS

VOTING METHOD
INTRODUCTION
PROPOSAL NO. 1 ELECTION OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE
PRINCIPAL SHAREHOLDERS
COMPENSATION OF EXECUTIVE OFFICERS
AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
EQUITY COMPENSATION PLAN INFORMATION
EQUITY COMPENSATION PLANS NOT APPROVED BY SECURITY HOLDERS
BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPARATIVE STOCK PERFORMANCE GRAPH
PROPOSAL NO. 2 APPROVAL OF THE AMENDED AND RESTATED 1997 DIRECTOR STOCK OPTION PLAN
PROPOSAL NO. 3 RATIFICATION OF INDEPENDENT AUDITORS
SHAREHOLDER PROPOSALS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ADDITIONAL MATTERS
Exhibit A
Exhibit B

VOTING METHOD

      The accompanying Proxy Statement describes important issues affecting Stellent, Inc. If you are a shareholder of record, you have the right to vote your shares through the Internet, by telephone or by mail. You may also revoke your Proxy any time before the Annual Meeting. Please help us save time and postage costs by voting through the Internet or by telephone. Each method is generally available 24 hours a day and will ensure that your vote is confirmed and posted immediately. To vote:

1.	BY TELEPHONE

a.	On a touch-tone telephone, call toll-free 1-800-560-1965, 24 hours a day, seven days a week, until 12 p.m. (noon) CT on August 10, 2004.

b.	You will be prompted to enter information from your proxy card and the last four digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. Social Security Number or Tax Identification Number, please enter four zeros.

c.	Follow the simple instructions provided.

2.	BY INTERNET

a.	Go to the web site at http://www.eproxy.com/stel/, 24 hours a day, seven days a week, until 12 p.m. (noon) CT on August 10, 2004.

b.	You will be prompted to enter information from your proxy card and the last four digits of the U.S. Social Security Number or Tax Identification Number for this account to obtain your records and create an electronic ballot. If you do not have a U.S. Social Security Number or Tax Identification Number, please leave blank.

c.	Follow the simple instructions provided.

3.	BY MAIL (If you vote by telephone or Internet, please do not mail your proxy card.)

a.	Mark, sign and date your proxy card.

b.	Return it in the enclosed postage-paid envelope or return it to Stellent, Inc., c/o Shareowner ServicesTM, P.O. Box 64873, St. Paul, MN 55164-0873.

      If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

Your vote is important. Thank you for voting.

STELLENT, INC.

7777 Golden Triangle Drive
Eden Prairie, Minnesota 55344

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF STELLENT, INC.:

      Please take notice that the Annual Meeting of Shareholders of Stellent, Inc. will be held, pursuant to due call by the Board of Directors of the Company, at the Marriott Southwest Hotel, 5801 Opus Parkway, Minnetonka, Minnesota 55343 at 3:30 p.m. on Wednesday, August 11, 2004, or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:

1.	To elect six directors.

2.	To approve the amendment and restatement of the Stellent, Inc. 1997 Director Stock Option Plan to increase the aggregate number of shares of common stock authorized for issuance under such plan by 200,000 shares.

3.	To ratify the appointment of Grant Thornton LLP as independent auditors of the Company for the fiscal year ending March 31, 2005.

4.	To transact any other business as may properly come before the meeting or any adjournments thereof.

      Pursuant to due action of the Board of Directors, shareholders of record on June 25, 2004, will be entitled to vote at the meeting or any adjournments thereof.

YOUR PROXY IS IMPORTANT TO ENSURE A QUORUM AT THE MEETING. EVEN IF YOU OWN ONLY A FEW SHARES, AND WHETHER OR NOT YOU EXPECT TO BE PRESENT, YOU ARE REQUESTED TO DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE THAT IS PROVIDED, OR VOTE THE ENCLOSED PROXY BY TELEPHONE OR THROUGH THE INTERNET IN ACCORDANCE WITH THE VOTING INSTRUCTIONS SET FORTH IN THE ENCLOSED PROXY CARD. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME PRIOR TO BEING EXERCISED, AND RETURNING YOUR PROXY OR VOTING YOUR PROXY BY TELEPHONE OF THROUGH THE INTERNET WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING AND REVOKE THE PROXY.

By Order of the Board of Directors

STELLENT, INC.

Gregg A. Waldon
Executive Vice President,
Chief Financial Officer,
Treasurer and Secretary

Dated: July 7, 2004

PROXY STATEMENT

OF
STELLENT, INC.
7777 Golden Triangle Drive
Eden Prairie, Minnesota 55344

Annual Meeting of Shareholders to be Held
Wednesday, August 11, 2004

INTRODUCTION

      The Board of Directors of Stellent, Inc. (the “Company”) furnishes this Proxy Statement in connection with its solicitation of proxies for use at the Annual Meeting of the Shareholders to be held at the Marriott Southwest Hotel, 5801 Opus Parkway, Minnetonka, Minnesota 55343 on August 11, 2004 at 3:30 p.m., or at any adjournment or adjournments thereof.

      All shares represented by properly authorized proxies received in time will be voted at the meeting and, where the manner of voting is specified on the proxy, will be voted in accordance with such specifications. Shares represented by properly authorized proxies on which no specification has been made will be voted (i) for the election of the nominees for director named herein and (ii) in favor of approval of the amendment and restatement of the 1997 Director Stock Plan and (iii) in favor of ratification of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending March 31, 2005, and will be deemed to grant discretionary authority to vote upon any other matters properly coming before the meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named.

      Any shareholder who executes and returns a proxy may revoke it at any time prior to the voting of the proxies by giving written notice to the Secretary of the Company, by executing a later-dated proxy, or by attending the meeting and giving oral notice to the Secretary of the Company.

      The affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company present and entitled to vote is required for the election of each nominee to the Board of Directors of the Company (the “Board”) and for approval of each proposal included in this Proxy Statement. For this purpose, a shareholder who abstains with respect to a proposal is considered to be present and entitled to vote on such proposal at the meeting and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on a proposal shall not be considered present and entitled to vote on such proposal.

      The Board has fixed the close of business on June 25, 2004 (the “Record Date”) as the date for determining the holders of outstanding shares of its common stock entitled to notice of, and to vote at, the meeting. On that date, there were 26,595,168 shares of the Company’s common stock issued and outstanding. Each such share of common stock is entitled to one vote at the meeting. The Notice of Annual Meeting, this Proxy Statement and the form of proxy are being mailed to shareholders of the Company on or about July 7, 2004.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      Six directors are to be elected at the meeting, each director to hold office until the next Annual Meeting of Shareholders, or until his successor is elected and qualified. All of the persons listed below are now serving as directors of the Company. All of the persons listed below have consented to serve as a director, if elected. Proxies solicited by the Board will, unless otherwise directed, be voted to elect the six nominees named below to constitute the entire Board. The Nominating Committee proposed to the Board for election the nominees listed below:

ROBERT F. OLSON, age 48, founded our business and has served as the Chairman of the Board of the Company and the predecessor company continuously since 1990. He also served as our Chief Executive Officer from October 2000 to July 2001, and as our President and Chief Executive Officer from 1990 to October 2000 and since April 2003. From 1987 to 1990, he served as the General Manager of the Greatway Communications Division of Anderberg-Lund Printing Company, an electronic publishing sales and service organization. Prior to that time, Mr. Olson held management and marketing positions in several electronic publishing service organizations.

KENNETH H. HOLEC, age 49, has served as a director of the Company since February 1998. Mr. Holec has served as a Managing Principle of Triple Tree, LLC an investment banking firm, since September 2003. He served as the interim President and Chief Executive Officer of PeopleClick, Inc., a provider of enterprise-class workforce management solutions to manage employees, from January 2002 through April 2003. Mr. Holec served as President and Chief Executive Officer of ShowCase Corporation, a supplier of data warehousing systems, from November 1993 to February 2001. From 1985 to 1993, he served as President and Chief Executive Officer of Lawson Associates, Inc., a developer of financial and human resource management software products. Mr. Holec is also a director of SPSS Inc.

ALAN B. MENKES, age 45, has served as a director since May 2004. Since March 2002, Mr. Menkes has been the Managing Partner of Empeiria Capital, a private equity investing firm. From December 1998 through March 2002, he was a Partner of Thomas Weisel Partners, a merchant banking firm, serving as Co-Director of Private Equity and a member of Thomas Weisel’s Executive Committee. Previously, Mr. Menkes was a Partner with Hicks, Muse, Tate & Furst, where he was employed from 1992 to 1998.

PHILIP E. SORAN, age 48, has served as a director since April 2003. He has served as the President and Chief Executive Officer of Compellent Technologies, Inc., a network strategy company, since March 2002. From July 1995 through August 2001, Mr. Soran served as President and Chief Executive Officer of XIOtech Corporation, a provider of network storage solutions. XIOtech Corporation was acquired by Seagate Technology in January 2000, at which time it became a wholly owned subsidiary of Seagate.

RAYMOND A. TUCKER, age 59, has served as a director of the Company since November 2001. He served as Senior Vice President and Chief Financial Officer for H.B. Fuller Company, a manufacturer of adhesives, sealants, and coatings, from June 1999 through his retirement in June 2003. Mr. Tucker was previously employed with Bayer Corporation, a global provider of a wide range of products including pharmaceuticals, diagnostics, health care products, agricultural products and chemicals, serving as their Senior Vice President of Inorganic Chemicals — NAFTA from 1997 to 1999; its Vice President of Finance and Administration for the Industrial Chemicals Division from 1992 to 1997; its Business Director of Enamels and Ceramics from 1989 to 1991; its Business Manager of Inorganic Chemicals from 1987 to 1988 and its Controller and Manager of Administration for the Industrial Chemicals Division from 1978 to 1986.

STEVEN C. WALDRON, age 56, has served as a director of the Company since February 1998. He has served as Chief Executive Officer of Pinnacle Energy, a provider of alternative energy, since September 2002. He served as President and Chief Executive Officer of SPS Commerce, Inc., a provider of e-commerce software and transaction processing services, from November 1997 to March 2001. From 1992 to March 1995, he was President of Innovex, Inc., a diversified technology company. Prior to that time,

Mr. Waldron served as President and Chief Executive Officer of Norstan, Inc., a supplier of telecommunications hardware and software.

      None of the above nominees is related to any other nominee or to any executive officer of the Company.

      If any nominee should withdraw or otherwise become unavailable for reasons not presently known, the proxies that would have otherwise been voted for such nominee will be voted for such substitute nominee as may be selected by the Board.

The Board and its Committees

      The Board met eight times and took action, by written action in lieu of a meeting, twice during the year ended March 31, 2004.

      During the year ended March 31, 2004, each director attended 100% of the meetings of the Board and Board committees on which he serves.

Director Compensation

      Members of the Board who are not employees of the Company are eligible to receive stock option grants under the Company’s 1997 Director Stock Option Plan. Options to purchase 20,000 shares of the Company’s common stock were granted to Mr. Soran under the plan during the fiscal year ended March 31, 2004.

      Effective June 2, 2004 the Board established a director compensation policy under which each member of the Board who is not an employee of the Company will receive on an annual basis $35,000 in cash and the grant of an option to purchase 10,000 shares of common stock of the Company, subject to the availability of such shares under the applicable stock option plans of the Company. The Chair of the Audit Committee will receive an additional $15,000 in cash annually and each Chair of each other committee will receive an additional $7,500 in cash annually.

Security Holder Communications with Directors

      Security holders of the Company may communicate with any director in writing by mail addressed to the headquarters of the Company to the attention of the director by name, title or to any Board member generally. Except for suspicious mail, mail received by the Company addressed to the attention of a director by name or title will be forwarded, unopened, to that director.

      Suspicious mail received by the Company that is addressed to the attention of a director may be segregated by the Company and investigated by the Company or appropriate private or government agencies. Suspicious mail that eventually is determined to be benign and that is addressed to the attention of a director by name or title will be forwarded to that director.

      Mail received by the Company addressed to the attention of any Board member generally, without specifying a director by name or title, will be forwarded by the Company unopened to the Chairman of the Board.

      All directors are encouraged to attend the Annual Meeting of the Company’s shareholders. All directors at the time of the 2003 Annual Meeting of the Company’s shareholders attended that meeting.

Board Committees

      The Board has an Audit Committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, a Compensation Committee and a Corporate Governance and Nominating Committee. Following is a description of the functions performed by these committees.

Audit Committee

      In accordance with its Charter, the Company’s Audit Committee consists of at least three independent non-employee directors. The Audit Committee currently consists of Messrs. Tucker, as chairman, Holec, Menkes, Soran and Waldron. The Board of Directors has determined that all members of the Audit Committee are “independent” as that term is defined in the applicable listing standards of The NASDAQ Stock Market. In addition, the Board of Directors has determined that Mr. Tucker has the financial experience required by the applicable NASDAQ listing standards and is an “audit committee financial expert” as defined by applicable regulations of the Securities and Exchange Commission. The Audit Committee oversees the Company’s financial reporting process by, among other things, reviewing accounting and auditing principles and procedures of the Company with a view toward providing for adequate internal controls and reliable financial records, reviewing and reassessing the Audit Committee Charter annually, recommending and taking action to oversee the independence of the independent auditors, selecting and appointing the independent auditors and approving all fees of, as well as the provision of any non-audit services by, the Company’s independent auditors. The Audit Committee met eight times and took action, by written action in lieu of a meeting, once during the year ended March 31, 2004. The responsibilities of the Audit Committee are set forth in the Audit Committee Charter, adopted by the Board in August 2000, and amended and restated most recently on June 2, 2004. A copy of the Amended and Restated Audit Committee Charter is included as Exhibit A to this Proxy Statement.

REPORT OF THE AUDIT COMMITTEE

      The role of the Audit Committee is one of oversight of the Company’s management and outside auditors in regard to the Company’s financial reporting and internal controls with respect to accounting and financial reporting. The Audit Committee also considers and pre-approves any non-audit services provided by the Company’s outside auditors to ensure that no prohibited non-audit services are provided by the outside auditors and that the outside auditors’ independence is not compromised. By its Charter, the Audit Committee consists of at least three independent non-employee directors. The Audit Committee currently consists of four independent non-employee directors of the Company. In performing its oversight function, the Audit Committee relied upon advice and information received in its discussions with the Company’s management and independent auditors.

      The Audit Committee has (i) reviewed and discussed the Company’s audited financial statements as of and for the fiscal year ended March 31, 2004 with the Company’s management; (ii) discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 regarding communication with audit committees; (iii) received the written disclosures and the letter from the Company’s independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); and (iv) discussed with the Company’s independent auditors their independence from the Company and has considered the compatibility of non-audit services with the auditors’ independence.

      Based on the review and discussions with management and the Company’s independent auditors referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2004 for filing with the Commission.

AUDIT COMMITTEE
Raymond A. Tucker, Chairman
Kenneth H. Holec
Philip E. Soran
Steven C. Waldron

Compensation Committee

      The Company also maintains a Compensation Committee to provide recommendations concerning salaries, stock options and incentive compensation for officers and employees of the Company. The Compensation Committee administers the Company’s InfoAccess, Inc. 1995 Stock Option Plan, Optika Imaging Systems, Inc. 1994 Stock Option/ Stock Issuance Plan, 1994-1997 Employee Stock Option and Compensation Plan, 1999 Employee Stock Option and Compensation Plan, Optika Inc. 2000 Non-Officer Stock Incentive Plan, 2000 Stock Incentive Plan, 2000 Employee Stock Incentive Plan, Optika Inc. 2003 Equity Incentive Plan, and Employee Stock Purchase Plan. The members of the Compensation and Stock Option Committee are Messrs. Holec, as chairman, Menkes, Soran, Tucker and Waldron. The Compensation Committee met four times, during the year ended March 31, 2004.

Corporate Governance and Nominating Committee

      In accordance with its Charter, the Corporate Governance and Nominating Committee monitors and recommends to the Board corporate governance principles and business conduct guidelines, including overseeing the process for selecting director candidates, recommending to the Board director nominees and reviewing and recommending as necessary, changes in the size and composition of the Board and its committees. The Charter of the Corporate Governance and Nominating Committee is available on the Company’s website. The Corporate Governance and Nominating Committee members are Messrs. Waldron, as chairman, Holec, Menkes, Soran and Tucker. The Corporate Governance and Nominating Committee met four times during the year ended March 31, 2004.

      The Corporate Governance and Nominating Committee has established a policy that it will consider persons recommended by shareholders in selecting nominees for election to the Board. Shareholders who wish to suggest qualified candidates should write to: Stellent, Inc., 7777 Golden Triangle Drive, Eden Prairie, Minnesota 55344, Attention: Corporate Governance and Nominating Committee, c/o Secretary. All recommendations should state in detail the qualifications of such persons for consideration by the Corporate Governance and Nominating Committee and should be accompanied by an indication of the person’s willingness to serve.

PRINCIPAL SHAREHOLDERS

      The Company has outstanding one class of voting securities, common stock, $0.01 par value, of which 26,595,168 shares were outstanding as of the close of business on the Record Date. Each share of common stock is entitled to one vote on all matters put to a vote of shareholders.

      The following table sets forth, as of June 25, 2004, certain information regarding the beneficial ownership of shares of common stock by each director of the Company, each of the executive officers listed in the Summary Compensation Table, each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares and all directors and executive officers as a group. Beneficial ownership is calculated in accordance with regulations established by the Securities and Exchange Commissions, and includes share that may be purchased under options that are exercisable as of June 25, 2004, or that become exercisable within 60 days after June 25, 2004. Except as otherwise indicated, each shareholder has sole voting and investment power with respect to the shares beneficially owned.

	Number of Shares	Percentage of
Name of Beneficial Owner	Beneficially Owned	Outstanding Shares

Robert F. Olson(1)	2,255,764	8.5%
Becker Capital Management, Inc.(2)	2,044,500	7.7%
SAFECO Asset Management Company(3)	1,750,503	6.6%
SAFECO Corporation(3)	1,750,503	6.6%
David S. Batt(4)	52,256	*
Frank A. Radichel(5)	150,980	*
Daniel P. Ryan(6)	217,290	*
Gregg A. Waldon(7)	273,956	1.0%
Kenneth H. Holec(8)	175,314	*
Alan B. Menkes(9)	25,300	*
Philip E. Soran(9)	20,000	*
Raymond A. Tucker(10)	78,333	*
Steven C. Waldron(9)	94,999	*
All directors and executive officers as a group (10 persons)(11)	3,344,192	12.1%

*	Less than 1%.

(1)	Includes 85,714 shares owned by Mr. Olson’s spouse, of which Mr. Olson disclaims beneficial ownership. Mr. Olson’s address is 7777 Golden Triangle Drive, Eden Prairie, Minnesota 55344.

(2)	Based on information reported to the commission in a Schedule 13G filed by Becker Capital Management, Inc. on February 3, 2004. The principal business address of Becker Capital Management, Inc. is 1211 SW 5th Avenue, Suite 2185, Portland, Oregon 97204. Becker Capital Management, Inc. has voting power with respect to 1,856,300 of the shares and sole investment power with respect to all of the shares.

(3)	Based on information reported to the Commission in a Schedule 13G filed by SAFECO Asset Management Company and SAFECO Corporation on February 6, 2004. The principal business address of SAFECO Asset Management Company is 601 Union Street, Suite 2500, Seattle, Washington 98101. The principal business address of SAFECO Corporation is Safeco Plaza, Seattle, Washington 98185.

SAFECO Corporation beneficially owns the same 1,750,503 shares listed as owned by SAFECO Asset Management Company. SAFECO Asset Management Company and SAFECO Corporation have shared voting power and shared investment power with respect to all of the shares listed above next to their respective names. SAFECO Corporation disclaims beneficial ownership of all of the shares.

(4)	Includes 50,000 shares issuable upon the exercise of options.

(5)	Includes 150,730 shares issuable upon the exercise of the options.

(6)	Includes 207,290 shares issuable upon the exercise of the options.

(7)	Includes 263,956 shares issuable upon the exercise of the options.

(8)	Includes 84,999 shares issuable upon the exercise of options and includes 875 shares owned by Mr. Holec’s spouse and 9,440 shares owned by Mr. Holec’s children.

(9)	Represents shares issuable upon the exercise of options.

(10)	Includes 68,333 shares issuable upon the exercise of the options.

(11)	Includes the shares issuable upon the exercise of the options described in the footnotes above.

COMPENSATION OF EXECUTIVE OFFICERS

      The following table presents the compensation for each of the last three fiscal years of the Company’s Chief Executive Officer in the fiscal year ended March 31, 2004 and each of the four other most highly compensated executive officers of the Company for the fiscal year ended March 31, 2004 (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

				Long-Term
				Compensation
				Awards

		Annual Compensation		Securities
	Fiscal			Underlying	All Other
Name and Principal Position	Year	Salary($)	Bonus($)	Options(#)	Compensation($)(1)

Robert F. Olson	2004	240,000	90,000	—	3,535
Chief Executive Officer	2003	100,000	—	—	3,110
and President(2)	2002	162,500	12,500	—	3,945
Gregg A. Waldon	2004	195,000	40,000	—	11,753
Executive Vice President,	2003	165,000	—	160,000	12,043
Chief Financial Officer,	2002	165,000	40,000	60,000	13,913
Treasurer and Secretary
Daniel P. Ryan	2004	195,000	40,000	—	3,328
Executive Vice President	2003	175,000	—	135,000	3,876
of Marketing and Business Development	2002	175,000	45,000	60,000	5,847
Frank A. Radichel	2004	195,000	30,000	—	3,777
Executive Vice President	2003	150,000	—	110,000	9,998
of Research and Development	2002	150,000	22,500	40,000	6,402
David S. Batt	2004	216,827	60,000	—	180
Executive Vice President,	2003	20,397	—	150,000	—
Global Field Operations(3)	2002	—	—	—	—

(1)	Represents term life insurance premiums, vehicle allowances, and 401(k) employer matching contributions.

(2)	Mr. Olson assumed the role of Chief Executive Officer and President on March 31, 2004. During the fiscal year ended March 31, 2002, he served as Chief Executive Officer until July 26, 2001.

(3)	Mr. Batt assumed the role of Executive Vice President, Global Operations on February 25, 2003. Mr. Batt left the Company in May 2004.

      There were no grants of stock options during the fiscal year ended March 31, 2004 to the Named Executive Officers.

      The following table summarizes option exercises during the year ended March 31, 2004 and provides information regarding the number of all unexercised stock options held by the Named Executive Officers as of March 31, 2004, the end of the Company’s last fiscal year:

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			Number of Shares
			Underlying Unexercised		Value of Unexercised
			Options at Fiscal		In-The-Money Options
	Shares		Year End(#)		at Fiscal Year End($)(2)
	Acquired on	Value
	Exercise	Realized($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Robert F. Olson	—	—	—	—	—	—
Gregg A. Waldon	—	—	214,997	140,003	177,016	199,334
Daniel P. Ryan	—	—	166,664	123,336	135,250	179,500
Frank A. Radichel	—	—	129,563	97,251	224,136	159,667
David S. Batt	—	—	50,000	100,000	150,000	300,000

(1)	Calculated on the basis of the fair market value of the underlying shares of common stock on the date of exercise minus the exercise price.

(2)	Calculated on the basis of the fair market value of the underlying shares of common stock at March 31, 2004, as reported by The NASDAQ National Market, of $7.47 per share, minus the per share exercise price, multiplied by the number of shares underlying the option.

EQUITY COMPENSATION PLAN INFORMATION

      The following table provides information as of March 31, 2004 for compensation plans under which equity securities may be issued.

	(a)	(b)	(c)

			Number of Securities
			Remaining Available
			for Future Issuance
	Number of Securities		Under Equity
	to be Issued Upon	Weighted-Average	Compensation Plans
	Exercise of	Exercise Price of	(Excluding Securities
	Outstanding Options,	Outstanding Options,	Reflected in
Plan Category	Warrants and Rights	Warrants and Rights	Column (a))

Equity Compensation Plans Approved by Security Holders	3,473,299	$11.09	1,164,816 (1)
Equity Compensation Plans Not Approved by Security Holders	2,170,253	$8.42	804,812 (2)

Total	5,643,552	$10.06	1,969,628

(1)	Includes securities available for future issuance under shareholder approved compensation plans other than upon the exercise of an outstanding option, warrant or right, as follows: 267,815 shares under the 1994-1997 Stock Option Plan, 90,000 shares under the 1997 Director Stock Option Plan, and 807,001 under the 2000 Stock Incentive Plan.

(2)	Includes securities available for future issuance under non-shareholder approved compensation plans other than upon the exercise of an outstanding option, warrant or right, as follows: 706,021 shares under the 1999 Stock Option Plan and 98,791 under the 2000 Employee Stock Incentive Plan.

EQUITY COMPENSATION PLANS NOT APPROVED BY SECURITY HOLDERS

Stellent, Inc. 1999 Employee Stock Option and Compensation Plan

      In November 1999, the Board adopted the 1999 Employee Stock Option and Compensation Plan (the “1999 Plan”). The shareholders of the Company have not approved the 1999 Plan.

      Shares Subject to the 1999 Plan. As of March 31, 2004, 232,497 shares of the Company’s common stock were subject to outstanding awards granted and 706,021 shares remained available for future award grants under the 1999 Plan. If any award granted pursuant to the 1999 Plan expires or terminates without being exercised in full, the unexercised shares released from such award will again become available for issuance under the 1999 Plan. The number of shares available for future grants and previously granted but unexercised awards are subject to adjustment for any future stock dividends, splits, combinations, or other changes in capitalization as described in the 1999 Plan.

      Plan Administration. The 1999 Plan is administered by a committee of two or more members of the Board or if the Board has not designated a committee, the Board will constitute the committee and administer the 1999 Plan.

      Eligibility. All employees of the Company and its subsidiaries who are not also officers or directors of the Company, and consultants to the Company or its subsidiaries, are eligible to receive awards under the 1999 Plan.

      Incentive and Non-Statutory Stock Options. Both incentive stock options and non-statutory stock options may be granted under the terms of the 1999 Plan. However, since the 1999 Plan has not been approved by the Company’s shareholders, under the Internal Revenue Code of 1986, as amended, incentive stock options may not be granted under the 1999 Plan. The exercise price of an option is determined by the committee. The exercise price may not be less than 100% of the fair market value, as defined in the 1999 Plan, of the Company’s common stock on the date the option is granted. Stock options may be granted and exercised at such times as the committee may determine, provided that the term shall not exceed ten years and one day from the date of grant. The purchase price for common stock purchased upon the exercise of stock options may be payable in cash, uncertified or certified check, bank draft, by delivery of shares of Company common stock having a fair market value on the date the option is exercised equal to all or any part of the option price of the stock being purchased, by instructing the Company to withhold from the shares of common stock issuable upon exercise of the stock option shares having fair market value on the date the option is exercised equal to all or any part of the option price of the stock being purchased or any other manner authorized by the committee.

      Stock Appreciation Rights. A stock appreciation right may be granted under the 1999 Plan with or without reference to any related stock option. The recipient of a stock appreciation right receives, without payment to the Company, a number of shares of common stock, cash or any combination thereof, the amount of which is determined by dividing: (x) the number of shares of common stock as to which the stock appreciation right is exercised multiplied by the amount by which the fair market value of the shares on the exercise date exceeds the purchase price of shares of common stock under the related stock option or, if there is no related stock option, an amount determined by the committee at the time of grant, by (y) the fair market value of a share of common stock on the exercise date.

      Performance Shares. A performance share consists of an award that is paid in shares of common stock. Performance shares entitle the recipient to payment in amounts determined by the committee based upon the achievement of specified performance targets during a specified term. Performance shares may be subject to additional terms and conditions as determined by the committee.

      Restricted Stock and Other Stock-Based Awards. The committee may grant, either alone or in combination with other types of awards, restricted stock and other stock-based awards. Restricted stock may contain such restrictions, including provisions requiring forfeiture and imposing restrictions on stock transfer, as the committee may determine. To enforce the restrictions imposed by the committee, a recipient must enter into an agreement with the Company setting forth the conditions of the grant.

      Acceleration of Awards, Lapse of Restrictions, Forfeiture. The committee may provide in a recipient’s agreement for the lapse or waiver of restrictions or conditions on restricted stock or other awards, or acceleration of the vesting of stock options, stock appreciation rights and other awards, or acceleration of the term with respect to which the achievement of performance targets for performance shares is determined in the event of a fundamental change in the corporate structure of the Company, or the replacement of the majority of the Board members within a period of less than two years by directors not nominated and approved by the Board, or, upon a change of control of the Company or a recipient’s death, disability or retirement. Options and stock appreciation rights automatically vest upon death or disability, unless otherwise provided in a recipient’s agreement, or upon the occurrence of a change in control of the Company. If a recipient’s employment or other relationship with the Company or its affiliates is terminated for any reason other than death or disability, then any unexercised portion of such recipient’s award will generally be forfeited, except as provided in the 1999 Plan or such recipient’s agreement or by the committee.

      Adjustments, Modifications, Termination. The 1999 Plan gives the committee discretion to adjust the kind and number of shares available for awards or subject to outstanding awards, the limitations on the number and type of securities that may be issued to an individual recipient, the exercise price of outstanding stock options, and performance targets for, and payments under, outstanding awards of performance shares upon mergers, recapitalizations, stock dividends, stock splits or similar changes affecting the Company. Adjustments in performance targets and payments on performance shares are also permitted upon the occurrence of such other events as may be specified by the committee. The 1999 Plan also gives the Board the right to terminate, suspend or modify the 1999 Plan. Amendments to the 1999 Plan are subject to shareholder approval, however, if needed to comply with applicable laws or regulations. The committee may generally also alter or amend any agreement covering an award granted under the 1999 Plan to the extent permitted by law. Under the 1999 Plan, the committee generally may cancel outstanding stock options and stock appreciation rights in exchange for the payment of cash or other consideration to the recipients upon dissolutions, liquidations, mergers, statutory share exchanges or similar events involving the Company.

Stellent, Inc. 2000 Employee Stock Incentive Plan

      In May 2000, the Board adopted the 2000 Employee Stock Incentive Plan (the “2000 Employee Plan”). The Plan was amended in October 2001. The 2000 Employee Plan has not been approved by the shareholders of the Company.

      Shares Subject to the 2000 Employee Plan. As of March 31, 2004, 1,909,298 shares of the Company’s common stock were subject to outstanding awards granted and 98,791 shares remained available for future award grants under the 2000 Employee Plan. If any award granted pursuant to the 2000 Employee Plan expires or terminates without being exercised in full, the unexercised shares released from such award will again become available for issuance under the 2000 Employee Plan. The number of shares available for future grants and previously granted but unexercised awards are subject to adjustment for any future stock dividends, splits, combinations, or other changes in capitalization as described in the 2000 Employee Plan.

      Plan Administration. The 2000 Employee Plan is administered by a committee of three or more members of the Board or if the Board has not designated a committee, the Board will constitute the committee and administer the 2000 Employee Plan. The committee may delegate all or any part of its responsibilities under the 2000 Employee Plan to officers or other persons for purposes of determining and administering awards.

      Eligibility. All employees of the Company and its affiliates who are not officers or directors of the Company are eligible to receive awards under the 2000 Employee Plan. Awards may be granted by the committee to any individuals or entities who are not employees of the Company, but who provide services to the Company or its affiliates as a consultant or adviser.

      Non-Qualified Stock Options. Non-qualified stock options may be granted under the 2000 Employee Plan. The exercise price of an option is determined by the committee. The exercise price for stock options may not be less than 100% of the fair market value of the Company’s common stock on the date the option is granted. Stock options may be granted and exercised at such times as the committee may determine. No more than 500,000 shares of common stock underlying stock options and stock appreciation rights may be granted to any one person in any year. The purchase price for common stock purchased upon the exercise of stock options may be payable in cash, in the Company’s common stock having a fair market value on the date the option is exercised equal to the option price of the stock being purchased, or a combination of cash and stock, as provided in each stock option agreement. In addition, the committee may permit recipients of stock options to simultaneously exercise options and sell the common stock purchased upon exercise and to use the sale proceeds to pay the purchase price.

      Stock Appreciation Rights and Performance Shares. The recipient of a stock appreciation right receives all or a portion of the amount by which the fair market value of a specified number of shares, as of the date the right is exercised, exceeds a price specified by the committee at the time the right is granted. The price specified by the committee must be at least 100% of the fair market value of the Company’s common stock on the date the right is granted. No more than 500,000 shares of stock underlying stock appreciation rights and stock options may be awarded to any one person in any year. Performance shares entitle the recipient to payments in amounts determined by the committee based upon the achievement of specified performance targets during a specified term. No person may receive performance shares relating to more than 500,000 shares of the Company’s common stock in any year. Payments with respect to stock appreciation rights and performance shares may be paid in cash, shares of the Company’s common stock, or a combination of cash and shares, as determined by the committee.

      Restricted Stock and Other Stock-Based Awards. The committee may grant, either alone or in combination with other types of awards, restricted stock and other stock-based awards. Restricted stock may contain such restrictions, including provisions requiring forfeiture and imposing restrictions on stock transfer, as the committee may determine and set forth in each restricted stock agreement. No award of restricted stock may vest earlier than one year from the date of grant, except as provided in each restricted stock agreement. No more than 400,000 of the shares of common stock subject to the 2000 Employee Plan may be granted as restricted stock subject to performance conditions or subject to other stock-based awards.

      Acceleration of Awards, Lapse of Restrictions, Forfeiture. The committee may provide in an award agreement for the lapse or waiver of restrictions or conditions on restricted stock or other awards, or acceleration of the vesting of stock options, stock appreciation rights and other awards, or acceleration of the term with respect to which the achievement of performance targets for performance shares is determined in the event of a fundamental change in the corporate structure of the Company, upon a change of control of the Company or upon a recipient’s death, disability or retirement. If a recipient’s employment or other relationship with the Company or its affiliates is terminated for any reason, then any unexercised portion of such employee’s award will generally be forfeited, except as provided in that employee’s award agreement or by the committee.

      Adjustments, Modifications, Termination. The 2000 Employee Plan gives the committee discretion to adjust the kind and number of shares available for awards or subject to outstanding awards, the limitations on the number and type of securities that may be issued to an individual participant, the exercise price of outstanding stock options, and performance targets for, and payments under, outstanding awards of performance shares upon a merger, recapitalization, stock dividend, stock split or similar change affecting the Company. Adjustments in performance targets and payments on performance shares are also permitted upon the occurrence of such other events as may be specified by the committee. The 2000 Employee Plan also gives the Board the right to terminate, suspend or modify the 2000 Employee Plan. Amendments to the 2000 Employee Plan are subject to shareholder approval, however, only if needed to comply with any applicable law or regulation. Termination, suspension or modification of the 2000 Employee Plan generally may not materially and adversely affect any right an individual participant may have acquired before the termination, suspension or modification, unless otherwise provided in that individual’s award agreement, or otherwise, or required by law. The Company (with the approval of the committee) may amend any agreement covering an award granted under the 2000 Employee Plan unless the committee determines that the amendment would be materially adverse to the recipient and is not required by law. Under the 2000 Employee Plan, the committee generally may cancel outstanding stock options and stock appreciation rights in exchange for the payment of cash or other consideration to the recipients upon dissolutions, liquidations, mergers, statutory share exchanges or similar events involving the Company.

InfoAccess Plan

      In connection with the acquisition of InfoAccess, Inc. (“InfoAccess”) by the Company on September 29, 1999, the Company assumed the InfoAccess, Inc. 1995 Stock Option Plan (the “InfoAccess Plan”). The InfoAccess Plan was approved by the shareholders of InfoAccess on May 10, 1995, but has not been approved by the shareholders of the Company.

      Shares Subject to the InfoAccess Plan. As of March 31, 2004, 28,458 shares of the Company’s common stock were subject to outstanding awards granted under the InfoAccess Plan. No additional stock options may be granted under the InfoAccess Plan.

      Plan Administration. The InfoAccess Plan is administered by the Board or a committee appointed by the Board. The Board or committee has the authority, subject to the terms of the InfoAccess Plan, to interpret provisions of the InfoAccess Plan and the options granted under it and to adopt rules and regulations for administering the InfoAccess Plan.

      Eligibility. All employees of InfoAccess were eligible to receive option grants under the InfoAccess Plan prior to their adoption by the Company. Non-statutory stock options could be granted under the InfoAccess Plan prior to its adoption by the Company to individuals or entities that were not employees of InfoAccess, Inc., but that provided services to InfoAccess, Inc. or its affiliates as consultants or independent contractors.

      Types of Awards under the InfoAccess Plans. Both incentive stock options and non-statutory stock options could be granted under the InfoAccess Plan. The exercise price of an option was determined by the committee of the board of directors of InfoAccess administering the InfoAccess Plan at the time of the grant. The exercise price for all options under the InfoAccess Plan could not be less than 100% of the fair market value of the shares on the date of the grant. The exercise price for incentive stock options granted to persons who beneficially owned 10% or more of the outstanding stock of InfoAccess at the time of the grant could not be less than 110% of the fair market value of the shares on the date of grant. The number of shares and purchase price of each recipient’s option grant has been adjusted to reflect the exchange ratio of InfoAccess shares for the Company’s shares in the merger of the companies. Stock options were granted and may be exercised at such times as the committee of the board of directors of InfoAccess administering the InfoAccess Plans at the time of the grant determined; however, under the InfoAccess Plan, if no exercise schedule is set forth in a recipient’s agreement, 25% of the shares subject to the option shall vest two years following the start of the recipient’s continuous relationship with the Company, and an additional 25% of the shares subject to the option shall vest following each additional year of the recipient’s continuous relationship with the Company. The purchase price for common stock purchased upon the exercise of stock options may be payable in cash or the committee may, subject to approval by the Board, permit recipients of stock options to deliver a promissory note as full or partial payment for the exercise of a stock option. In addition, shares may be purchased with the Company’s common stock, that a recipient has held at least six months, having a fair market value on the date the option is exercised equal to the option price of the stock being purchased.

      Termination of Employment or Relationship. If a recipient’s relationship with the Company or its affiliates is terminated for any reason other than for cause (as defined in the InfoAccess Plan), death or total disability, then any portion of the recipient’s option grant that is vested but unexercised may be exercised for a period of thirty days following the termination of employment, unless the option by its terms expires earlier, and except as otherwise provided in the InfoAccess Plan or such recipient’s agreement. If a recipient’s relationship with the Company or its affiliates is terminated for cause, as defined in the InfoAccess Plan, such recipient’s options granted under the InfoAccess Plan automatically will terminate as of the first discovery by the Company of any reason for that recipient’s termination for cause. If a recipient’s employment with the Company or its affiliates is terminated by such recipient’s total disability, as defined in the InfoAccess Plan, such recipient may exercise vested but unexercised options granted under the InfoAccess Plan for a period of three months after such recipient’s termination date, subject to the expiration of the option under the terms of such recipient’s agreement. If a recipient’s employment with the Company or its affiliates is terminated by such recipient’s death while an employee of the Company or its affiliates, or during the period in which options granted under the InfoAccess Plan may be exercised due to the termination of such recipient’s employment with the Company or its affiliates other than for cause (as defined in the InfoAccess Plan) or such recipient’s total disability, such recipient’s legal representative may exercise vested but unexercised options granted to that recipient under the InfoAccess Plan for a period of one year after that recipient’s death, subject to the expiration of the option under the terms of such recipient’s option agreement.

      Adjustments and Modifications. The InfoAccess Plan provides that each option will be proportionately adjusted for any increase or decrease in the number of issued shares of common stock of the Company resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend. The InfoAccess Plan gives the Board the right to terminate, suspend, or modify the InfoAccess Plan as long as the rights and obligation related to outstanding option grants are not adversely affected.

Merrill Lynch Warrants

      In February 2000, the Company issued Merrill, Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) a warrant with a five-year term in exchange for various product related marketing services. The warrant entitles Merrill Lynch to purchase up to 150,000 shares of the Company’s common stock at an exercise price of $35.89 per share. As of March 31, 2004, all of the shares have vested. The purchase price for common stock purchased upon the exercise of the warrant may be payable by certified bank check or by canceling a portion of the common stock to be purchased by Merrill Lynch under the warrant and using the proceeds from difference between the fair market value of the cancelled shares and the exercise price of such cancelled shares to pay for the remaining shares. Merrill Lynch may transfer the warrant provided that a registration statement under the Securities Act covering the warrant or its underlying shares remains effective or Merrill Lynch delivers an opinion of counsel that a transfer of the warrant or the underlying shares is exempt from registration under the Securities Act and applicable state securities laws. The number of shares is subject to adjustment for any future stock dividends, splits, combinations, or other changes in capitalization as described in the warrant.

      In June 2000 and September 2000, the Company issued Merrill Lynch additional warrants with a five-year term in exchange for various product related marketing services. These warrants entitle Merrill Lynch to purchase up to an aggregate of 50,000 shares of the Company’s common stock at an exercise price of $41.2125 per share and up to an aggregate of 25,500 shares of the Company’s common stock at an exercise price of $45.925 per share. As of March 31, 2004, all shares have vested. The purchase price for common stock purchased upon the exercise of the warrants may be payable by certified bank check or by canceling a portion of the common stock to be purchased by Merrill Lynch under the warrant and using the proceeds from difference between the fair market value of the cancelled shares and the exercise price of such cancelled shares to pay for the remaining shares. Merrill Lynch may transfer the warrants provided that a registration statement under the Securities Act covering the warrants or their underlying shares remains effective or Merrill Lynch delivers an opinion of counsel that a transfer of the warrants or the underlying shares are exempt from registration under the Securities Act and applicable state securities laws. The number of shares is subject to adjustment for any future stock dividends, splits, combinations, or other changes in capitalization as described in the warrants.

Compensation Committee Interlocks and Insider Participation

      The Company’s Compensation Committee consists of Messrs. Holec, Menkes, Soran, Tucker and Waldron. There were no “interlocks” within the meaning of the rules and regulations of the Commission.

Employment Agreements

Robert F. Olson

      In April 2003, the Company entered into an employment agreement with Robert F. Olson as President and Chief Executive Officer of the Company, which continues for an indefinite term until terminated by the Company, Mr. Olson resigns or Mr. Olson becomes disabled or dies. Mr. Olson receives an annual base salary of $240,000, subject to annual adjustments, plus annual performance bonuses based on achievement of specific objectives and criteria established by the Board from time to time. Mr. Olson has agreed not to compete with the Company during his employment and for a period of one year following his termination of employment. In the event of Mr. Olson’s death, disability, termination of employment without cause or termination of employment following a change in control due to his relocation, a material reduction of his duties or responsibilities or a material reduction of his base salary, other than pursuant to a general reduction in the base salary of all executives of the Company, Mr. Olson will receive lump sum severance pay equal to one year of his then current salary.

Gregg A. Waldon

      In April 2003, the Company entered into an employment agreement with Gregg A. Waldon as Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the Company, which continues for an indefinite term until terminated by the Company, Mr. Waldon resigns or Mr. Waldon becomes disabled or dies. Mr. Waldon receives an annual base salary of $195,000, subject to annual adjustments, plus annual performance bonuses based on achievement of specific objectives and criteria established by the Company from time to time. Mr. Waldon has agreed not to compete with the Company during his employment and for a period of one year following his termination of employment. In the event of Mr. Waldon’s death, disability, termination of employment without cause or termination of employment following a change in control due to his relocation, a material reduction of his duties or responsibilities or a material reduction of his base salary, other than pursuant to a general reduction in the base salary of all executives of the Company, Mr. Waldon will receive lump sum severance pay equal to one year of his then current salary.

Daniel P. Ryan

      In April 2003, the Company entered into an employment agreement with Daniel P. Ryan as Executive Vice President of Marketing and Business Development of the Company, which continues for an indefinite term until terminated by the Company, Mr. Ryan resigns or Mr. Ryan becomes disabled or dies. Mr. Ryan receives an annual base salary of $195,000, subject to annual adjustments, plus annual performance bonuses based on achievement of specific objectives and criteria established by the Company from time to time. Mr. Ryan has agreed not to compete with the Company during his employment and for a period of one year following his termination of employment. In the event of Mr. Ryan’s death, disability, termination of employment without cause or termination of employment following a change in control due to his relocation, a material reduction of his duties or responsibilities or a material reduction of his base salary, other than pursuant to a general reduction in the base salary of all executives of the Company, Mr. Ryan will receive lump sum severance pay equal to six months of his then current salary.

Frank A. Radichel

      In April 2003, the Company entered into an employment agreement with Frank A. Radichel as Executive Vice President of Research and Development of the Company, which continues for an indefinite term until terminated by the Company, Mr. Radichel resigns or Mr. Radichel becomes disabled or dies. Mr. Radichel receives an annual base salary of $195,000, subject to annual adjustments, plus annual performance bonuses based on achievement of specific objectives and criteria established by the Company from time to time. Mr. Radichel has agreed not to compete with the Company during his employment and for a period of one year following his termination of employment. In the event of Mr. Radichel’s death, disability, termination of employment without cause or termination of employment following a change in control due to his relocation, a material reduction of his duties or responsibilities or a material reduction of his base salary, other than pursuant to a general reduction in the base salary of all executives of the Company, Mr. Radichel will receive lump sum severance pay equal to six months of his then current salary.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board (the “Committee”) generally has made decisions on compensation of the Company’s executives. Each member of the Committee is a non-employee director. All decisions by the Committee relating to the compensation of the Company’s executive officers are reviewed by the full Board. Pursuant to rules designed to enhance disclosure of the Company’s policies toward executive compensation, set forth below is a report prepared by the Committee addressing the compensation policies for the Company for the year ended March 31, 2004 as they affected the Company’s executive officers.

      The Committee’s executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company’s annual objectives and long-term goals, reward above-average corporate performance, recognize individual achievements, and assist the Company in attracting and retaining qualified executives. Executive compensation is set at levels that the Committee believes to be consistent with others in the Company’s industry.

      There are three elements in the Company’s executive compensation program, all determined by individual and corporate performance. They are:

•	Base salary compensation;

•	Annual incentive compensation; and

•	Stock options.

      Total compensation opportunities are competitive with those offered by employers of comparable size, growth and profitability in the Company’s industry.

      Base salary compensation is determined by the potential impact the individual has on the Company, the skills and experiences required by the job, and the performance and potential of the incumbent in the job.

      Annual incentive compensation for executives of the Company is based primarily on corporate operating earnings and revenue growth and the Company’s positioning for future results, but also includes an overall assessment by the Committee of executive management’s performance, as well as market conditions.

      An awards of stock option grants under the Company’s stock incentive plans (the “Plans”) is designed to promote the identity of long-term interests between the Company’s executives and its shareholders and assist in the retention of executives and other key employees. The Plans also permit the Committee to grant stock options to other key personnel.

      The Committee surveys employee stock option programs of companies with similar capitalization to the Company prior to recommending the grant of options to executives. While the value realizable from exercisable options is dependent upon the extent to which the Company’s performance is reflected in the market price of the Company’s common stock at any particular point in time, the decision as to whether such value will be realized in any particular year is determined by each individual executive and not by the Committee. Accordingly, when the Committee recommends that an option be granted to an executive, that recommendation does not take into account any gains realized that year by that executive as a result of his or her individual decision to exercise an option granted in a previous year.

      The Committee evaluates the performance and establishes the base salary of the Chief Executive Officer on an annual basis based in part on the compensation criteria discussed above and the Committee’s assessment of his past performance and its expectation as to his future contributions in leading the Company. In addition, the Committee considers significant accomplishments made by the Company during the prior year and other performance factors, such as the effectiveness of the Chief Executive Officer in establishing the Company’s strategic direction and growth objectives. Any incentive compensation is entirely dependent on the accomplishment by the Company of certain corporate goals approved by the Board. Factors considered by the Committee in determining the Chief Executive Officer’s base salary and cash bonus, if any, are not subject to any specific weighting factor or formula. In determining the Chief Executive Officer’s base salary for fiscal year 2004, as reported in the Summary Compensation Table, the Committee considered the comparative compensation criteria and performance factors discussed above.

      Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation’s chief executive officer or any of the four other most highly compensated executive officers. Compensation is not subject to the deduction limit if certain requirements are met, including that the compensation be performance-based. The Company intends to structure the performance-based portion of the compensation of its executive officers in a manner that complies with the statute to mitigate any disallowance of deductions.

COMPENSATION COMMITTEE
Kenneth H. Holec, Chairman
Philip E. Soran
Raymond A. Tucker
Steven C. Waldron

COMPARATIVE STOCK PERFORMANCE GRAPH

      The comparative stock performance graph below compares the cumulative shareholder return on the common stock of the Company for the period from March 31, 1999 through March 31, 2004 with the cumulative total return on (i) the CRSP Total Return Index for the NASDAQ Stock Market (US) and (ii) the NASDAQ Computer & Data Processing Services Stocks Index. The table assumes the investment of $100 in the Company’s common stock, the CRSP Total Return Index for the NASDAQ Stock Market (US) and the NASDAQ Computer & Data Processing Services Stocks Index on March 31, 1999, and the reinvestment of all dividends through the last trading day of the years ended March 31, 2000, March 31, 2001, March 31, 2002, March 31, 2003 and March 31, 2004.

	March 31,	March 31,	March 31,	March 31,	March 31,	March 31,
	1999	2000	2001	2002	2003	2004

Stellent, Inc.	$100.000	$557.576	$290.158	$116.727	$51.152	$90.545

CRSP Total Return Index for the NASDAQ Stock Market (US)	$100.000	$185.806	$74.390	$74.968	$55.027	$81.207

NASDAQ Computer & Data Processing Services Stocks Index	$100.000	$179.668	$61.066	$62.198	$45.283	$57.206

PROPOSAL NO. 2

APPROVAL OF THE AMENDED AND RESTATED

1997 DIRECTOR STOCK OPTION PLAN

Introduction

      The Board and the Company’s shareholders have approved the issuance of up to 500,000 shares of the Company’s common stock the 1997 Director Stock Option Plan (the “Plan”). As of June 30, 2004, awards (net of canceled or expired awards) covering an aggregate of approximately 406,666 shares of the Company’s common stock had been granted under the Plan, and 93,334 shares (and any shares that might in the future be returned to the Plan as a result of cancellations or expiration of awards) remained available for future grant under the Plan. During the fiscal year ended March 31, 2004, the Company, under the Plan, granted to all current directors options to purchase an aggregate of 20,000 shares at an exercise price of $3.93 per share.

      The Board believes that the Plan promotes long-term shareholder value by enhancing the Company’s ability to continue to attract and retain the services of experienced and knowledgeable directors and by aligning the interests of the members of the Board of Directors who are not employees of the Company or any of its subsidiaries with the interests of the shareholders of the Company.

      By adding 200,000 shares to the Plan, the Board believes that awards available under the amended Plan will allow the Company to continue to attract and retain the services of experienced and knowledgeable directors.

      If the shareholders fail to approve this proposal, the Plan will remain in effect as it existed immediately prior to the amendment. In that case, the Company would be limited to issuing no more than 500,000 shares of the Company’s common stock in total pursuant to awards made under the Plan.

      A complete text of the Plan is set forth as Exhibit B to this Proxy Statement. The brief summary of the Plan, which follows, is qualified in its entirety by reference to the complete text.

General

      The purpose of the Plan is to advance the interests of the Company and its shareholders by encouraging share ownership by members of the Board of Directors who are not employees of the Company or any of its subsidiaries, in order to promote long-term shareholder value through continuing ownership of the Company’s common stock. The Plan provides that the Board may award nonqualified stock options to purchase shares of common stock to members of the Board who are not employees of the Company or any of its subsidiaries. The number of shares of common stock that may be issued under the Plan if this amendment is approved may not exceed 700,000 shares, subject to adjustment in the event of a merger, recapitalization or other corporate restructuring. The Company currently has five directors that are eligible for awards under the Plan.

Stock Option Grants

      The Plan confers on the Board discretion, with respect to any such stock option, to determine the number of the shares subject to the option, the term of each option and the time or times during its term when the option becomes exercisable. The purchase price for stock options issued under the Plan may not be less than the fair market value of the shares subject to the option on the date of grant. The term of an option may not exceed 10 years from the date of grant. Any option shall become immediately exercisable upon the removal of the optionee from the Board without cause or in the event of specified changes in corporate control. The option price may be paid in cash, check, by delivery of shares of common stock valued at their fair market value at the time of purchase, or by a combination of the above. In the event that an optionee ceases to be a non-employee director for a reason other than death, any stock option or unexercised portion thereof which was otherwise exercisable on the date the optionee ceases to be a non-employee director shall expire six months after such date, but in no event after the option would otherwise have expired under the Plan. If an optionee dies, any stock option or unexercised portion thereof which was otherwise exercisable on the date of death may be executed by his or her executors, administrators, heirs or distributees within one year after the date of death, but in no event after the option would otherwise have expired under the Plan.

      All awards granted under the Plan must be in the form of options to purchase common stock of the Company. For each of the current directors and the group indicated, the following table presents (i) the number of shares of common stock subject to options granted under the Plan from its inception through June 30, 2004 and (ii) the weighted average exercise price payable per share under such options. Through June 30, 2004, 66,666 shares have been exercised under the Plan.

		Weighted Average
	Number of	Exercise Price
Name and Position	Option Shares	of Granted Options

Robert F. Olson	—	$—
Kenneth H. Holec	130,000	13.59
Alan B. Menkes	10,000	8.08
Philip E. Soran	30,000	5.31
Raymond A. Tucker	90,000	10.86
Steven C. Waldron	130,000	13.59
All current non-executive directors, as a group	360,000	12.70

Non-transferability

      No stock option granted under the Plan will be transferable by its holder except, in the event of the holder’s death, by will or the laws of descent and distribution.

Amendment of the Plan

      The Board may amend or discontinue the Plan at any time. However, no such amendment or discontinuance shall, subject to adjustment in the event of a merger, recapitalization, or other corporate restructuring, become effective without shareholder approval if such approval is required by law, rule or regulation, and in no event shall the Plan be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act. In addition, no amendment to the Plan may materially and adversely affect any right of any optionee with respect to an outstanding option without such optionee’s written consent.

Federal Income Tax Consequences

      The following discussion sets forth certain United States income tax considerations in connection with the ownership of common stock under the Plan by United States citizens. These tax considerations are stated in general terms and are based on the Internal Revenue Code of 1986, as amended, regulations thereunder and judicial and administrative interpretations thereof, all as currently in effect. This discussion does not address state or local tax considerations with respect to the ownership of common stock. Moreover, the tax considerations relevant to ownership of the common stock may vary depending on a holder’s particular status. Under existing Federal income tax provisions, a participant who receives a stock option under the Plan that is subject to restrictions which create a “substantial risk of forfeiture” (within the meaning of section 83 of the Code) will not normally realize any income, nor will the Company normally receive any deduction for federal income tax purposes in the year such option is granted.

      A recipient will realize no taxable income, and the Company will not be entitled to any related deduction, at the time a nonqualified stock option is granted under the Plan. At the time of exercise of a nonqualified stock option, the recipient will realize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the stock on the date of exercise over the option price. Upon disposition of the shares, any additional gain or loss realized by the recipient will be taxed as a capital gain or loss, long-term or short-term, based upon how long the shares are held.

Market Price of Common Stock

      The closing market price of the Company’s common stock as of July 1, 2004 was $8.37 per share.

Voting Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE

AMENDED AND RESTATED 1997 DIRECTOR STOCK OPTION PLAN

PROPOSAL NO. 3

RATIFICATION OF INDEPENDENT AUDITORS

      Grant Thornton LLP, independent certified public accountants, has been the auditors for the Company since February 1998. Upon recommendation of the Audit Committee, the Board of Directors again has selected Grant Thornton LLP to serve as the Company’s auditors for the fiscal year ending March 31, 2005, subject to ratification by the shareholders. While it is not required to do so, the Board of Directors is submitting the selection of that firm for ratification in order to ascertain the view of the shareholders. If the selection is not ratified, the Board of Directors will reconsider its selection.

      A representative of Grant Thornton LLP will be present at the meeting and will be afforded an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions during the meeting.

Audit Fees

      The following table shows the aggregate fees billed to the Company by Grant Thornton for services rendered during fiscal years ended March 31, 2004 and March 31, 2003:

	Fiscal 2004		Fiscal 2003
Description of Fees	Amount		Amount

Audit Fees	$200,000	(1)	$185,000	(1)
Audit Related Fees	167,000	(2)	170,000	(3)
Tax Fees	118,000	(4)	102,000	(4)
Other Fees	146,000	(5)	47,000	(6)

Total	$631,000		$504,000

(1)	Audit fees consisted of fees for audit work performed in preparation of the Company’s annual financial statements and review of the quarterly financial statements included in the Company’s Quarterly Reports on Form 10-Q for the fiscal years 2004 and 2003.

(2)	Audit related fees consisted of fees for review of license revenue contracts, internal control assessment, consultation and research on various technical accounting issues, and audit committee meeting preparation and attendance.

(3)	Audit related fees consisted of fees for review of license revenue contracts, consultation and research on various technical accounting issues, and audit committee meeting preparation and attendance.

(4)	Tax fees consisted of fees for federal and state income tax preparation and tax planning and tax advice related to various tax matters including employment tax issues, and US and Foreign tax structure.

(5)	Other fees included fees for services provided related to acquisitions (including S-4 filings, due diligence and related tax and accounting consultations), transfer pricing study services, the audit of an employee benefit plan, and costs associated with these services.

(6)	Other fees included fees for services provided related to acquisitions (including related tax and accounting consultations), the audit of an employee benefit plan, assistance with regulatory filings, and costs associated with these services.

Auditor Independence

      The audit committee requires that all audit and permissible non-audit services provided by our independent auditors be pre-approved by the audit committee or a designated member of the audit committee. These services may include audit services, audit-related services, tax services and other services. Any pre-approval is detailed as to the particular service or category of services. The audit committee reviews all non-audit services to be provided and assesses the impact of the services on the auditor’s independence.

      The audit committee pre-approved 100% of the services described in the “Independent Auditors’ Fees” table pursuant to engagements that occurred in fiscal 2004.

SHAREHOLDER PROPOSALS

      Any shareholder proposal intended to be presented at the 2005 Annual Meeting of Shareholders and desired to be included in the Company’s Proxy Statement for that meeting must be received by the Company at its principal executive office no later than March 9, 2005 in order to be included in such Proxy Statement. Any other shareholder proposal intended to be presented at the 2005 Annual Meeting of Shareholders must be received by the Company on or before April 8, 2005.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of such securities with the Commission and The NASDAQ Stock Market. Officers, directors and greater than ten percent shareholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on review of the copies of such forms furnished to the Company, the Company believes that during the fiscal year ended March 31, 2004 its officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

ADDITIONAL MATTERS

      The Annual Report of the Company for the fiscal year ended March 31, 2004, including financial statements, is being mailed with this Proxy Statement.

      As of the date of this Proxy Statement, management knows of no matters that will be presented for determination at the meeting other than those referred to herein. If any other matters properly come before the meeting calling for a vote of shareholders, it is intended that the proxies named therein in accordance with their best judgment will vote the shares represented by the proxies solicited by the Board of Directors.

      The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by the use of mails, certain directors, officers and regular employees of the Company may solicit proxies by telephone, telegram or personal interview, and may request brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of stock of the Company and will reimburse them for their reasonable out-of-pocket expenses in so forwarding such materials. The Company has engaged The Proxy Advisory Group of Strategic Stock Surveillance, LLC to assist in the solicitation of proxies and provide related informational support, for a services fee and reimbursement of customary out-of-pocket expenses not expected to exceed $9,000 in the aggregate.

      Shareholders who wish to obtain a copy of the Company’s 10-K Annual Report filed with the Commission for the fiscal year ended March 31, 2004 may do so without charge by writing to Gregg A. Waldon, Secretary, at the Company’s offices, 7777 Golden Triangle Drive, Eden Prairie, Minnesota 55344.

Exhibit A

STELLENT, INC.

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER
(as of June 2, 2004)

Purpose

      There shall be an Audit Committee (the “Committee”) of the Board of Directors of Stellent, Inc., a Minnesota corporation (the “Company”).

      The Committee’s purpose is to oversee accounting, internal controls and financial reporting processes of the Company and the annual audit and quarterly reviews of the consolidated financial statements of the Company. The Committee has the authority to conduct any investigation it deems appropriate, with full access to all books and records, facilities, personnel and independent advisors of the Company. The Committee is authorized to retain independent counsel, auditors or other experts as it determines necessary to carry out its duties. The Committee is empowered to use Company funds to compensate the Company’s independent auditors and any advisors engaged by the Committee.

Committee Membership

      The Committee shall consist of at least three directors. The Committee members will be appointed by the Board of Directors and may be removed by the Board of Directors in its discretion. Each director appointed to the Committee shall:

a)	not be disqualified from being an “independent director” within the meaning of Rule 4200 of the Marketplace Rules of The NASDAQ Stock Market, Inc. (“NASDAQ”), and meet the criteria for independence set forth in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934;

b)	not have participated in the preparation of the consolidated financial statements of the Company or the financial statements of any current subsidiary of the Company at any time during the past three years; and

c)	be able to read and understand fundamental financial statements, including the Company’s consolidated balance sheet, income statement and cash flow statement. If a director is not capable of understanding such financial statements, he or she must become able to do so within a reasonable period of time after appointment to the Committee.

      The Audit Committee shall endeavor to have at all times on the Audit Committee at least one member who satisfies the definition of an “audit committee financial expert” as defined by applicable regulations of the Securities and Exchange Commission, and shall have at all times at least one member who has the requisite financial experience under applicable NASDAQ listing standards.

      Compliance with the foregoing requirements shall be determined by the Board of Directors in its business judgment and in accordance with applicable rules, regulations and standards in effect from time to time.

Meetings

      The Committee shall meet as often as its members deem necessary to perform the Committee’s responsibilities, which shall be no less than one time per quarter. The Committee shall meet at least quarterly with management and the independent auditors in separate executive sessions. The Committee shall report regularly to the Board of Directors through presentations at meetings of the Board of Directors or by submission of minutes of the Committee meetings to the Board of Directors.

Committee Authority and Responsibilities

      The Committee recognizes that the preparation of the Company’s consolidated financial statements and other financial information is the responsibility of the Company’s management and that the auditing, or conducting limited reviews, of those consolidated financial statements and other financial information is the responsibility of the Company’s independent auditors. The Committee’s responsibility is to oversee management and the independent auditors in regard to the accounting, internal controls and financial reporting processes of the Company and the annual audit and quarterly reviews of the consolidated financial statements of the Company.

      The Committee has sole authority and responsibility to appoint, compensate, retain, oversee and, where appropriate, replace any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, subject, if applicable, to ratification of the auditors by the stockholders upon recommendation of the Committee. Each such registered public accounting firm must report directly to the Committee.

      In carrying out its oversight responsibilities, the Committee shall:

a)	review and reassess the adequacy of the Audit Committee Charter annually and recommend any proposed changes to the Board of Directors for approval;

b)	require that the independent auditors provide the Committee with a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard No. 1, and discuss with the independent auditors their independence;

c)	actively engage in a dialogue with the independent auditors regarding any disclosed relationships or services that may impact the objectivity and independence of the independent auditors;

d)	take appropriate action to oversee the independence of the independent auditors;

e)	review and consider the matters identified in Statement on Auditing Standards No. 61, as amended, with the independent auditors and management;

f)	review and discuss the Company’s audited consolidated financial statements that are to be included in the Company’s Form 10-K with the independent auditors and management and determine whether to recommend to the Board of Directors that the consolidated financial statements be included in the Company’s Form 10-K for filing with the Securities and Exchange Commission;

g)	review, or the Committee’s Chairman shall review, any matters identified by the independent auditors pursuant to Statement on Auditing Standards No. 100 regarding the Company’s interim consolidated financial statements. Any such review shall occur prior to the filing of such interim consolidated financial statements on the Company’s Form 10-Q;

h)	assure that the Company’s independent auditors do not perform any non-audit services that are prohibited by applicable laws, regulations and listing requirements and pre-approve any permitted non-audit services as required by applicable laws, regulations and listing requirements;

i)	review the terms of proposed engagements of the independent auditors relating to audit and non-audit services performed by the independent auditors and pre-approve all such services; provided, however, that the Committee delegates the authority to grant pre-approvals of non-audit services related to engagements occurring between Committee meetings to the Committee’s Chairman and requires that Chairman report to the Committee on any decisions made by the Chairman at the Committee’s next regularly scheduled meeting;

j)	consider whether the provision of the services by the independent auditors (other than those services rendered in respect of the audit or review of the Company’s annual or quarterly consolidated financial statements, respectively) is compatible with maintaining the independent auditors’ independence;

k)	resolve all disagreements between management and the independent auditors regarding financial reporting;

l)	establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

m)	recommend to the Board of Directors hiring policies for employees or former employees of the Company’s independent auditors;

n)	assure regular rotation of the lead audit partner and the reviewing audit partner of the Company’s independent auditors in accordance with applicable SEC regulations;

o)	provide an opportunity on at least a quarterly basis for the Company’s independent auditors to report to the Committee:

i)	all critical accounting policies and practices to be used;

ii)	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Company’s independent auditors; and

iii)	other material written communications between the Company’s independent auditors and the management of the Company, such as any management letter or schedule of unadjusted differences; and

p)	as required by the certifications pursuant to SEC Rules 13a-14(a) and 15d-14(a), receive information from the Company’s management about any significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

      The Company’s management and its independent auditors, in the exercise of their responsibilities, acquire greater knowledge and more detailed information about the Company’s financial affairs than the members of the Committee. The Committee is not responsible for providing any expert or other special assurance as to the Company’s consolidated financial statements and other financial information. In addition, the Committee is entitled to rely on information provided by the Company’s management and the independent auditors, including information with respect to the nature of services provided by the independent auditor and the fees paid for such services.

Exhibit B

STELLENT, INC. 1997

DIRECTOR STOCK OPTION PLAN
(Amended and restated as of June 2, 2004)

      1. Purpose. The purpose of the Stellent, Inc. 1997 Director Stock Option Plan (the “Plan”) is to advance the interests of Stellent, Inc. (the “Company”) and its shareholders by enhancing the Company’s ability to continue to attract and retain the services of experienced and knowledgeable directors and by aligning the interests of the members of the Board of Directors who are not employees of the Company or any of its subsidiaries with the interests of the shareholders of the Company.

      2. Administration. The plan shall be administered by the Board. The Board shall have all the powers vested in it by the terms of the Plan, such powers to include authority (within the limitations described herein) to prescribe the form of the agreement embodying awards of nonqualified stock options made under the Plan (“Options”). The Board shall, subject to the provisions of the Plan, grant Options under the Plan and shall have the power to construe the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decisions of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Board may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or any other officer of the Company to execute and deliver documents on behalf of the Board. No member of the Board shall be liable for anything done or omitted to be done by him or by any other member of the Board in connection with the Plan, except for his own willful misconduct or as expressly provided by statute.

      3. Participation. Each member of the Board who is not an employee of the Company or any of its subsidiaries (a “Non-Employee Director”) shall be eligible to receive an Option in accordance with Paragraph 5 below.

      4. Awards Under the Plan.

a)	Awards under the Plan shall include only Options, which are rights to purchase common stock of the Company, having $.01 par value (the “Common Stock”). Such Options are subject to the terms, conditions and restrictions specified in Paragraph 5 below.

b)	There may be issued under the Plan pursuant to the exercise of Options an aggregate of not more than 700,000 shares of Common Stock, subject to adjustment as provided in Paragraph 6 below. If any Option is canceled, terminates or expires unexercised, in whole or in part, any shares of Common Stock that would otherwise have been issuable pursuant thereto will be available for issuance under new Options.

c)	A Non-Employee Director to whom an Option is granted (and any person succeeding to such a Non-Employee Director’s rights pursuant to the Plan) shall have no rights as a shareholder with respect to any Common Stock issuable pursuant to any such Option until the date of the issuance of a stock certificate to him for such shares. Except as provided in Paragraph 6 below, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

      5. Nonqualified Stock Options. Each Option granted under the Plan shall be evidenced by an agreement in such form as the Board shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions:

a)	The Option exercise price shall be the “Fair Market Value” (as herein defined) of the Common Stock subject to such Option on the date the Option is granted. Fair Market Value shall be the closing sales price of a share of Common Stock on the date of grant as reported on the NASDAQ Market or, if the NASDAQ Market is closed on that date, on the last preceding date on which the NASDAQ Market was open for trading, but in no event will such Option exercise price be less than the par value of the Common Stock.

b)	The Board shall determine the number of shares of Common Stock subject to each Option granted to Non-Employee Directors and, subject to Section 5(d) hereof, the vesting schedule of each such Option. Notwithstanding the foregoing, once such Options become outstanding, a Non-Employee Director will still be entitled to the anti-dilution adjustments provided for in Section 6 hereof.

c)	The Option shall not be transferable by the optionee otherwise than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only by him.

d)	Options shall not be exercisable:

i)	except pursuant to the vesting schedule established by the Board of Directors and after the expiration of ten years from the date it is granted. Notwithstanding anything to the contrary herein, an Option shall automatically become immediately exercisable in full: (A) upon the removal of the Non-Employee Director from the Board without cause; or (B) in the event of a “change in control” of the Company, as defined in any existing agreements between the Company and its senior officers;

ii)	unless payment in full is made for the shares of Common Stock being acquired thereunder at the time of exercise, such payment shall be made in United States dollars by cash or check, or in lieu thereof, by tendering to the Company Common Stock owned by the person exercising the Option and having a Fair Market Value equal to the cash exercise price applicable to such Option, or by a combination of United States dollars and Common Stock as aforesaid; and

iii)	unless the person exercising the Option has been at all times during the period beginning with the date of grant of the Option and ending on the date of such exercise, a Non-Employee Director of the Company, except that

A)	if such person shall cease to be such a Non-Employee Director for reasons other than death, while holding an Option that has not expired and has not been fully exercised, such person may, at any time within six months of the date he ceased to be a Non-Employee Director (but in no event after the Option has expired under the provisions of subparagraph 5(d)(i) above), exercise the Option with respect to any Common Stock as to which he could have exercised on the date he ceased to be such a Non-Employee Director; or

B)	if any person to whom an Option has been granted shall die holding an Option that has not expired and has not been fully exercised, his executors, administrators, heirs or distributees, as the case may be, may, at any time within one year after the date of such death (but in no event after the Option has expired under the provisions of subparagraph 5(d)(i) above), exercise the Option with respect to any shares subject to the Option.

      6. Dilution and Other Adjustments. In the event of any change in the outstanding Common Stock of the Company by reason of any stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination or exchange of shares, a sale by the Company of substantially all of its assets, any distribution to shareholders other than a normal cash dividend, or other extraordinary or unusual event, the number or kind of shares that may be issued under the Plan pursuant to subparagraph 4(b) above, and the number or kind of shares subject to, and the Option price per share under, all outstanding Options shall be automatically adjusted so that the proportionate interest of the participant shall be maintained as before the occurrence of such event; such adjustment in outstanding Options shall be made without change in the total Option exercise price applicable to the unexercised portion of such Options and with a corresponding adjustment in the Option exercise price per share, and such adjustment shall be conclusive and binding for all purposes of the Plan.

      7. Miscellaneous Provisions.

a)	Except as expressly provided for in the Plan, no Non-Employee Director or other person shall have any claim or right to be granted an Option under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Non-Employee Director any right to be retained in the service of the Company.

b)	A participant’s rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a participant’s death, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any participant in the Plan shall be subject to any obligation or liability of such participant.

c)	Common Stock shall not be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign securities, securities exchange and other applicable laws and requirements.

d)	It shall be a condition to the obligation of the Company to issue Common Stock upon exercise of an Option, that the participant (or any beneficiary or person entitled to act under subparagraph 5(d)(iii)(B) above) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Company may refuse to issue such Common Stock.

e)	The expenses of the Plan shall be borne by the Company.

f)	By accepting any Option or other benefit under the Plan, each participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company or the Board.

g)	The appropriate officers of the Company shall cause to be filed any reports, returns or other information regarding Options hereunder or any Common Stock issued pursuant hereto as may be required by Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or any other applicable statute, rule or regulation.

      8. Amendment of Discontinuance. The Plan may be amended at any time and from time to time by the Board as the Board shall deem advisable; provided, however, that no amendment shall become effective without shareholder approval if such shareholder approval is required by law, rule or regulation, and in no event shall the Plan be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act or the rules thereunder. No amendment of the Plan shall materially and adversely affect any right of any participant with respect to any Option theretofore granted without such participant’s written consent.

      9. Termination. This Plan shall terminate upon the earlier of the following dates or events to occur upon the adoption of a resolution of the Board terminating the Plan or ten years from the date the Plan is initially approved and adopted by the shareholders of the Company. No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his consent, under any Option theretofore granted under the Plan.

      10. Effective Date of Plan. The Plan will become effective on the date that it is approved by the affirmative vote of the holders of the greater of (a) a majority of the outstanding shares of Common Stock of the Company present and entitled to vote or (b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for transaction of business at the Company’s Special Meeting of Shareholders.

STELLENT, INC.

ANNUAL MEETING OF SHAREHOLDERS

Wednesday, August 11,
2004 3:30 PM Central
Daylight Time

Marriott Southwest Hotel
5801 Opus Parkway
Minnetonka, Minnesota 55343

Stellent, Inc. 7777 Golden Triangle Drive, Eden Prairie, MN 55344	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on Wednesday, August 11, 2004.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3.

By signing the proxy, you revoke all prior proxies and appoint Robert F. Olson and Gregg A. Waldon, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your proxy:

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on August 10, 2004.
•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/stel/ — QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on August 10, 2004.
•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Stellent, Inc., c/o Wells Fargo Shareowner Services™, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your proxy card

ò Please detach here ò

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	Election of directors:	01 Robert F. Olson 02 Kenneth H. Holec	03 Alan B. Menkes 04 Philip E. Soran	05 Raymond A. Tucker 06 Steven C. Waldron	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To approve the amendment and restatement of the Stellent, Inc. 1997 Director Stock Option Plan to increase the aggregate number of shares of common stock authorized for issuance under such plan by 200,000 shares.	☐ For	☐ Against	☐ Abstain

3.	To ratify the appointment of Grant Thornton LLP as independent auditors of the Company for the fiscal year ending March 31, 2005.	☐ For	☐ Against	☐ Abstain

4.	To transact any other business as may properly come before the meeting or any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.	Date_____________________________
☐	Address Change? Mark Box Indicate changes below:

Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, adminis- trators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.